Exhibit 10.5

STOCK PURCHASE OPTION AGREEMENT

STOCK PURCHASE OPTION AGREEMENT dated as of August 31, 2018 by and between FOMALHAUT LIMITED  , a company organized under the laws of the British Virgin Islands (“SSS”) and SEVEN STARS CLOUD GROUP, INC., a Nevada corporation (“SSC”),

WHEREAS, until the date hereof, SSS was the record and beneficial owner of an aggregate of 6,482,515 shares of Class B Non-Voting Common Stock, par value $0.001 per share (the “Class B Shares”) of Grapevine Logic, Inc., a Delaware corporation (the “Company”).

WHEREAS, on even date herewith, the Company redeemed the Class B shares from SSS.

WHEREAS, on even date herewith, the Company issued SSS a right (the “Right”) to acquire 6,482,515 shares of Class A common stock, $.001 par value per share (the “Company Shares”) following the effectiveness of the merger between GLI Acquisition Corp., a Delaware corporation (“GLI”), a wholly-owned subsidiary of SSC, and the Company, pursuant to which SSC shall become a shareholder of the Company and GLI shall cease to exist (the “Merger”).

WHEREAS, SSS is a shareholder of SSC.

WHEREAS, SSC desires to grant to SSS, and SSS desires to obtain from SSC, an option to sell the Company Shares or the Right to SSC, upon the conditions set forth herein.

NOW THEREFORE, for the consideration set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Option.

(a)           SSC hereby grants to SSS, and SSS hereby acquires from SSC, the option (the “Option) to sell to SSC, at the Exercise Price either:

(i)          if SSS has exercised the Right prior to the exercise of the Option, all but not less than all of the Company Shares; or

(ii)         if SSS has not exercised the Right prior to the exercise of the Option, the entire Right, but not less than the entire Right.

(b)          The Option shall be exercisable during the period commencing on the date following the date upon which the Merger is effective (the “Exercise Period Commencement Date”), and expiring at 5:00 p.m. New York time on the third anniversary of the Exercise Period Commencement Date (the “Exercise Period”). SSC agrees with SSS that the Option is granted and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

2.            Exercise Price.

(a)          The aggregate exercise price for the Option is the fair market value of the Company Shares as of the close of business on the date preceding the date upon which the Option is exercised (the “Exercise Price”).

(b)          Upon valid exercise of the Option, the Exercise Price shall be paid by SSC to SSS as follows:

(i)          Cash Consideration. One-third (1/3) of the Exercise Price shall be paid in cash, by check or by wire transfer (the “Cash Consideration”).

(ii)         Common Stock Consideration. The remaining two-thirds (2/3) of the Exercise Price shall be paid in the form of shares of common stock of SSC, $.0001 par value per share (the “SSC Shares”), valued at the closing trading price on the date preceding the date upon which the Option is exercised (the “Common Stock Consideration”).

3.            Exercise of Option. The Option may be exercised by SSS at any time during the Exercise Period, upon its presentation and surrender to SSC, at SSC’s then current principle office address with the Option Exercise Form attached hereto duly executed. Upon the exercise of the Option, SSS shall sell to SSC, and SSC shall purchase from SSS, the Company Shares for the Exercise Price. The Exercise Price shall be paid within ten (10) days following the exercise. Payment of the Cash Consideration shall be payable in United States Dollars and the Common Stock Consideration shall be payable by the delivery of stock certificates for the number of shares representing the Common Stock Consideration.

4.            Investment Representations. In connection with the granting of the Option by SSC, and the acquisition of the Option by SSS, and the issuance of the SSC Shares upon exercise of the Option, SSS does hereby represent and warrant to SSC as follows:

(a)           Acquisition for Account. SSS represents and warrants that (i) any SSC Shares that may be acquired by exercising the Option are being acquired for its own account, for investment purposes and not with a view to any distribution within the meaning of the Securities Act of 1933, as amended (the “Securities Act”); (ii) the Option is not assignable by SSS; and (iii) SSS will not sell, assign, mortgage, pledge, hypothecate, transfer or otherwise dispose of any of any SSC Shares acquired in connection with the Option unless (A) a registration statement under the Securities Act with respect thereto is in effect and the prospectus included therein meets the requirements of Section 10 of the Securities Act or (B) SSC has received a written opinion of its counsel that, after an investigation of the relevant facts, such counsel is of the opinion that such proposed sale, assignment, mortgage, pledge, hypothecation, transfer or disposition does not require registration under the Securities Act or any state securities law.

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(b)           Investor Status. SSS represents and warrants further that (i) it is an “accredited investor,” as such term is defined in Rule 501(a) promulgated under the Securities Act, and, either alone or with its purchaser representative, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of the Option and the SSC Shares; (ii) it is able to bear the economic risks of an investment in the Option and the SSC Shares, including, without limitation, the risk of the loss of part or all of its investment and the inability to sell or transfer the Option; (iii) it has adequate financial means of providing for current needs and contingencies and has no need for liquidity in its investment in the SSC Shares; and (iv) it does not have an overall commitment to investments which are not readily marketable that is excessive in proportion to net worth and an investment in the Option and the SSC Shares will not cause such overall commitment to become excessive.

5.            Legend. Subject to the terms hereof, upon exercise of this Option and the purchase of the SSC Shares, all certificates representing such SSC Shares shall bear on the face or reverse thereof substantially the following legend:

“The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of unless registered pursuant to the provisions of that Act or such disposition is otherwise in compliance with an available exemption from such registration.”

6.           Adjustments.

6.1          Adjustments for Stock Dividends; Combinations, Etc. In case the Company shall do any of the following (an “Event”):

(a)         declare a dividend or other distribution on its common stock payable in common stock of the Company,

(b)         subdivide the outstanding common stock pursuant to a

stock split or otherwise,

(c)         combine the outstanding common stock into a smaller number of shares pursuant to a reverse split or otherwise, or

(d)         reclassify or otherwise change its common stock, then the Exercise Price in effect at the time of the record date for such dividend or other distribution or of the effective date of such subdivision, combination, reclassification or other change shall be changed to a price determined by dividing (i) the product of the number of shares outstanding immediately prior to such Event, multiplied by the Exercise Price in effect immediately prior to such Event by (ii) the number of shares outstanding immediately after such Event. Each such adjustment of the Exercise Price shall be calculated to the nearest cent. No such adjustment shall be made in an amount less than one cent ($.01), but any such amount shall be carried forward and shall be given effect in connection with the next subsequent adjustment. Such adjustment shall be made successively whenever any Event listed above shall occur.

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6.2           Adjustment of Exercise Price. Whenever the Exercise Price is adjusted as set forth in Section 6.1, the number of Company Shares specified in the Option which SSC will purchase shall be adjusted, to the nearest full share, by multiplying such number of Company Shares immediately prior to such adjustment by a fraction, of which the numerator shall be the Exercise Price immediately prior to such adjustment and the denominator shall be the Exercise Price immediately thereafter.

6.3           Adjustment for Reorganization, Consolidation or Merger. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Option) after the date hereof or in case after such date the Company (or any such other corporation) shall consolidate with or merge with or into another corporation or entity, then, and in each such case, upon the exercise of the Option as provided in Section 3 at any time after the consummation of such reorganization, consolidation or merger, SSC shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Option prior to such consummation, the securities or property to which SSC would have been entitled upon such consummation if the Option had been exercised immediately prior thereto, all subject to further adjustment as provided in Section 6.1; in each such case, the terms of this Option shall be applicable to the securities or property receivable upon the exercise of this Option after such consummation.

7.           Transfer of Option. This Option may not be sold, assigned, transferred or otherwise disposed of.

8.            Lost, Stolen or Destroyed Option. In the event that SSS notifies SSC that this Option has been lost, stolen or destroyed and provides a letter, in form satisfactory to SSC, to the effect that it will indemnify SSC from any loss incurred by it in connection therewith, SSC shall accept such letter in lieu of the surrender of this Option as required by Section 3 hereof.

9.           Applicable Law. This Option is issued under, and shall for all purposes be governed by and construed in accordance with, the laws of the State of New York, excluding choice of law principles thereof.

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IN WITNESS WHEREOF, the Company has caused this Option to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

By:	/s/ Grant Deken
Name:	Grant Deken
Title:	President

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IN WITNESS WHEREOF, each of SSS and SSC have caused this Option to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

SEVEN STARS CLOUD GROUP, INC.

By:	/s/ Robert Benya
Name:	Robert Benya
Title:	President

FOMALHAUT LIMITED

DocuSigned by:
By:
Name:	F4D335503751437..
Title:

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OPTION EXERCISE FORM

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in that certain Stock Purchase Option Agreement by and between Seven Stars Cloud Group, Inc. (“SSC”) and Fomalhaut Limited  (“SSS”), dated August 29, 2018, to which this Option Exercise form relates (the “Option Agreement”).

The undersigned hereby irrevocably elects to exercise the within Option dated August 29, 2018 to the extent of (check the box and complete as applicable):

☐ 1. To sell the Company Shares to SSC

☐ 2. To sell the Right to purchase the Company Shares to SSC

In connection with the acquisition of the SSC Shares by SSS, and the sale of such SSC Shares by SSC to SSS pursuant to the Option, SSS makes the representations and warranties to SSC set forth in Section 4 of the Option Agreement as of the date of exercise of the Option.

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FOMALHAUT LIMITED

By:
Name:
Title:

Address

Tax Identification Number

Date

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